Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 40,700,218.00	0.0001381	$ 5,620.70
Fees Previously Paid
	Total Transaction Valuation:	$ 40,700,218.00
	Total Fees Due for Filing:			$ 5,620.70
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 4,307.73
	Net Fee Due:			$ 1,312.97
Offering Note
[1]	Calculated as the aggregate maximum purchase price for Class S common shares of beneficial interest, par value $0.01 per share, of KKR FS Income Trust Select ("Shares"), based upon the net asset value per Share as of October 31, 2025 of $25.64. This amount is based upon the offer to purchase up to 1,587,372 Shares. Calculated at $138.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified by Fee Rate Advisory No. 1 for Fiscal Year 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		Schedule TO	005-94422	09/03/2024		$ 1,140.40
Fee Offset Claims	2		Schedule TO	005-94422	12/02/2024		$ 716.96
Fee Offset Claims	3		Schedule TO	005-94422	03/03/2025		$ 727.45
Fee Offset Claims	4		Schedule TO	005-94422	06/02/2025		$ 1,091.00
Fee Offset Claims	5		Schedule TO	005-94422	09/02/2025		$ 631.92
Fee Offset Sources		KKR FS Income Trust Select	Schedule TO	005-94422		09/03/2024		$ 1,140.40
Fee Offset Sources		KKR FS Income Trust Select	Schedule TO	005-94422		12/02/2024		$ 716.96
Fee Offset Sources		KKR FS Income Trust Select	Schedule TO	005-94422		03/03/2025		$ 727.45
Fee Offset Sources		KKR FS Income Trust Select	Schedule TO	005-94422		06/02/2025		$ 1,091.00
Fee Offset Sources		KKR FS Income Trust Select	Schedule TO	005-94422		09/02/2025		$ 631.92
Explanation of the basis for claimed offset:
[1]	An aggregate fee of $1,140.41 was paid with the filing of the Schedule TO-I by KKR FS Income Trust Select on September 3, 2024 (the "September 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the September 2024 Schedule TO-I filed on October 3, 2024 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,140.41 filing fee paid in connection with the September 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[2]	An aggregate fee of $853.65 was paid with the filing of the Schedule TO-I by KKR FS Income Trust Select on December 2, 2024 (the "December 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on February 3, 2025 was $136.69, as $892,773.15 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $716.96 portion of the filing fee paid in connection with the December 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[3]	An aggregate fee of $882.32 was paid with the filing of the Schedule TO-I by KKR FS Income Trust Select on March 3, 2025 (the "March 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the March 2025 Schedule TO-I filed on April 28, 2025 was $154.87, as $1,011,531.89 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $727.45 portion of the filing fee paid in connection with the March 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[4]	An aggregate fee of $1,127.85 was paid with the filing of the Schedule TO-I by KKR FS Income Trust Select on June 2, 2025 (the "June 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the June 2025 Schedule TO-I filed on July 28, 2025 was $36.85, as $240,672.75 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,091 portion of the filing fee paid in connection with the June 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

[5]	An aggregate fee of $1,357.54 was paid with the filing of the Schedule TO-I by KKR FS Income Trust Select on September 2, 2025 (the "September 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the September 2025 Schedule TO-I filed on October 27, 2025 was $725.62, as $4,739,510.35 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $631.92 portion of the filing fee paid in connection with the September 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.